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                                                                   EXHIBIT 10.10

                            THIRD AMENDMENT TO THE
                            1999 STOCK OPTION PLAN
                                      OF
                           SFBC INTERNATIONAL, INC.


I.   Section 4 is hereby deleted and replaced with the following:

     4.   Eligible Employees and Others.
          -----------------------------

          (a) ISOs may be granted to any employee of the Company or any Related Corporation. Those officers and directors of the Company who are not employees may not be granted ISOs under the Plan unless they are employees of the Company or any Related Corporation. Subject to compliance with Rule 16b-3 and other applicable securities laws, Non-Qualified Options may be granted to any director (whether or not an employee), officer, employee or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO or a Non-Qualified Option. Granting of any Option to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from participation in any other grant.

          (b) All directors of the Company who are not employees of the Company or Related Corporations shall automatically receive grants of 30,000 Non-Qualified Options (i) upon election or appointment to the Board if not a member of the Board at the time this Plan is adopted by the Board; (ii) after all Options previously granted have vested. In addition, existing non-employee directors as of January 11, 2001, shall receive an additional grant of 15,000 Non-Qualified Options in order to equalize treatment of non-employee directors.

               (1) The exercise price of all Options shall be fair market value on the date of grant as defined by Section 7.

               (2) The Options shall vest in six equal increments of 5,000 Options per director on June 30 and December 31 of each year provided that the director is still serving as a director of the Company. Provided, however, that 7,500 Non-Qualified Options issued to existing
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          non-employee directors as of January 11, 2001 shall immediately vest.
          To the extent that any Options which have not been exercised do not vest, the Options shall lapse.

          (c) All Options shall be exercisable for a period of 10 years from the date of grant, except where a shorter period is required by the Code for certain ISOs or where the board or committee selects a shorter period at the time of any discretionary grant.